Exhibit 10.1

Form of Transaction Bonus Amendment

Aleris Corporation
25825 Science Park Drive, Suite 400
Cleveland, Ohio 44122-7392

PERSONAL & CONFIDENTIAL
_____________, 2017
RE:    Transaction Bonus - Extension of Time Period
Dear ___________,
As you know, the Company provided you with an opportunity to receive a Transaction Bonus conditioned on the occurrence of the closing of a Qualified Sale in a Letter Agreement, dated _____________(the “Letter Agreement”).
This letter hereby amends and extends the Qualified Sale’s time period to ________________. No additional action is required by you.
Capitalized terms used herein without definition have the meaning assigned to such term in the Letter Agreement. All other terms and conditions in the Letter Agreement remain in effect.
Thank you in advance for your continued contribution to the success of the Company and the sale process.
Sincerely,
ALERIS CORPORATION

______________________________
By: Sean M. Stack
Title: Chairman & CEO